February 6, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by the California Municipal Portfolio (a series of Sanford C. Bernstein Fund, Inc.) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of AB Active ETFs, Inc. dated February 6, 2026. We agree with the statements concerning our Firm therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, New York

Attachment

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, www.pwc.com/us

Attachment

AB California Intermediate Municipal ETF

On October 3, 2025, AB California Intermediate Municipal ETF (the “Successor Fund” or the “Fund”), which is a series of AB Active ETFs, Inc., acquired the assets and assumed the liabilities of California Municipal Portfolio, a series of Sanford C. Bernstein Fund, Inc. (the “Predecessor Fund”) in a reorganization transaction (the “Reorganization”) and PricewaterhouseCoopers LLP (“PwC”) was dismissed as the independent registered public accounting firm of the Predecessor Fund, effective upon completion of the September 30, 2025 audit of the Predecessor Fund.

The audit reports of PwC on the financial statements of the Predecessor Fund as of and for the fiscal years ended September 30, 2024 and September 30, 2025 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Predecessor Fund’s fiscal years ended September 30, 2024 and September 30, 2025, and the subsequent interim period ended November 26, 2025, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with PwC’s reports on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Fund provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Fund with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether PwC agrees with the above statements. A copy of the letter from PwC is filed as an exhibit to this Form N-CSR.

On May 8, 2025, the Board of Directors, upon recommendation of the Audit Committee of the Board, selected Ernst & Young LLP to serve as the independent registered public accounting firm of AB California Intermediate Municipal ETF (the “Successor Fund”) for its fiscal year ended November 30, 2025.

During the Predecessor Fund’s fiscal year ended September 30, 2024 and September 30, 2025 and the subsequent interim period ended November 26, 2025, neither the Predecessor Fund, the Fund nor anyone on behalf of either has consulted Ernst & Young LLP on items which: (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (2) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of Item 304).

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, www.pwc.com/us

February 6, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by the New York Municipal Portfolio (a series of Sanford C. Bernstein Fund, Inc.) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of AB Active ETFs, Inc. dated February 6, 2026. We agree with the statements concerning our Firm therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

New York, New York

Attachment

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, www.pwc.com/us

Attachment

AB New York Intermediate Municipal ETF

On November 7, 2025, AB New York Intermediate Municipal ETF (the “Successor Fund” or the “Fund”) which is a series of AB Active ETFs, Inc., acquired the assets and assumed the liabilities of New York Municipal Portfolio, a series of Sanford C. Bernstein Fund, Inc. (the “Predecessor Fund”) in a reorganization transaction (the “Reorganization”) and PricewaterhouseCoopers LLP (“PwC”) was dismissed as the independent registered public accounting firm of the Predecessor Fund, effective upon completion of the September 30, 2025 audit of the Predecessor Fund.

The audit reports of PwC on the financial statements of the Predecessor Fund as of and for the fiscal years ended September 30, 2024 and September 30, 2025 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Predecessor Fund’s fiscal years ended September 30, 2024 and September 30, 2025, and the subsequent interim period ended November 26, 2025, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with PwC’s reports on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Fund provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Fund with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether PwC agrees with the above statements. A copy of the letter from PwC is filed as an exhibit to this Form N-CSR.

On May 8, 2025, the Board of Directors, upon recommendation of the Audit Committee of the Board, selected Ernst & Young LLP to serve as the independent registered public accounting firm of AB New York Intermediate Municipal ETF (the “Successor Fund”) for its fiscal year ended November 30, 2025.

During the Predecessor Fund’s fiscal year ended September 30, 2024 and September 30, 2025 and the subsequent interim period ended November 26, 2025, neither the Predecessor Fund, the Fund nor anyone on behalf of either has consulted Ernst & Young LLP on items which: (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (2) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of Item 304).

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, www.pwc.com/us